Exhibit 4.1

PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT

Units of Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share of

KeyStone Solutions, Inc.

This Subscription Agreement relates to my/our agreement to purchase                      units comprised of Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, and warrants to purchase shares of KeyStone Solutions, Inc.’s (the “Company”) common stock, par value $0.0001 per share (the “Units” and individually referred to herein as “Unit”), for a purchase price of $10.00 per Unit (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Offering Circular for the sale of the Units, dated             , 2016 (collectively, the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular. I, me, myself and similar pronouns refer to me, the undersigned investor, who is subscribing to the Units and who is defined in this Purchaser Questionnaire and Subscription Agreement as “Investor.” The Company and the Investor hereby agree as follows:

Simultaneously with the execution and delivery hereof, I am making an ACH authorization or a wire transfer pursuant to the instructions set forth at the online URL maintained by Folio Investments, Inc., a Virginia banking corporation (the “Clearing Agent,” or “Folio”) or delivered to me by my broker-dealer, in the amount of my Subscription Price. I understand that if I wish to purchase Units, I must complete this Subscription Agreement online through the Clearing Agent’s web site and submit the applicable Subscription Price from my account maintained by my broker-dealer with the Clearing Agent. Subscription funds will be held in my name with my broker-dealer’s account that my broker-dealer has opened with the Clearing Agent in compliance with SEC Rule 15c2-4, with funds released to the Company only after the Company has raised the minimum offering amount of $3,000,000 in total investments as described in the Offering Circular (the “Minimum Offering Amount”). If I am investing in the Company prior to raising the Minimum Offering Amount I understand that I must use the procedures set forth in this paragraph by investing through an account established for my benefit with Folio.

The first closing (the “Initial Closing”) will occur as soon as practical after the Company raises the Minimum Offering Amount, but in no event will it occur more than six (6) months after the date of qualification of the Units as exempt from registration by the Securities and Exchange Commission (the “Qualification Date”), which is defined as the “Minimum Offering Period.” If the Minimum Offering Amount is not raised for this offering prior to or on the last day of the Minimum Offering Period or the Company elects to terminate the offering prior to the end of the Minimum Offering Period, as provided in the Offering Circular, the offering will terminate and I, as an Investor, will receive a full refund of the amounts which I have invested in the offering, which means that such funds shall remain in the Folio accounts for my benefit and will not be transferred to the Company.

If this investment is being made as part of a closing after raising the Minimum Offering Amount and the Initial Closing then I understand that my investment may be made either through the Clearing Agent pursuant to the procedures set forth above or though my broker-dealer depositing funds with the an escrow agent if one is established for this offering (the “Escrow Agent”).

In order to induce the Company to accept this Subscription Agreement for the Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐         Individual — One signature required.

☐         Joint Tenants with Rights of Survivorship — All parties must sign.

☐         Community Property — All parties must sign.

☐         Tenants in Common — All parties must sign.

☐         Uniform Gift to Minors Act — State of              Custodian signature required.

☐         Uniform Transfer to Minors Act — State of              Custodian signature required.

☐         Qualified Pension or Profit Sharing Plan — Include plan documents.

☐         Trust — Include title, signature and “Powers of the Trustees” pages.

☐         Corporation — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.

☐         Partnership — Include partnership agreement. Authorized signature(s) required.

☐         Other (Specify) —                                                   Include title and signature pages.

☐         Traditional IRA — Owner and custodian signatures required.

☐         Roth IRA — Owner and custodian signatures required.

☐         Simplified Employee Pension/Trust (SEP) — Owner and custodian signatures required.

☐         KEOGH — Owner and custodian signatures required.

☐         Other —                                                               Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

  Name of Custodian:

  Mailing Address:

  City:

  State:                                 Zip Code:

  Custodian Tax ID #:

  Custodian Account #:

  Custodian Phone #:

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom shares are to be registered.)

First, Middle, Last Name:	Social Security #:		Date of Birth:

Street Address:	City:	State:	Zip Code:

Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

E-mail Address:

Joint-Owner/Minor: (If applicable.)

First, Middle, Last Name:	Social Security #:		Date of Birth:

Street Address:	City:	State:	Zip Code:

Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

Trust:

Name of Trust:	Tax ID #:		Date of Trust:

Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:

Beneficial Owner(s) Street Address:	City:	State:	Zip Code:

Social Security #:	Date of Birth:		Occupation:

Corporation/Partnership/Other:

Entity Name:	Tax ID #:		Date of Entity
Foundation:

Name of Officer(s), General Partner or other Authorized Person(s):

Street Address:	City:	State:	Zip Code:

*	If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

3. Investor Eligibility Certifications

I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I an entity is the intended Investor.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Units because (please mark one):

☐   I am a natural person, and the aggregate purchase price for the Units I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐   I am a non-natural person, and the aggregate purchase price for the Units I am purchasing in the Offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐   I am an accredited investor.

If you marked that you are an accredited investor, please mark as appropriate below.

If a natural person, I hereby represent and warrant that (mark as appropriate):

☐	(a) That I have an individual net worth, or joint net worth with my spouse, of more than $1,000,000; or

☐

(b) That I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

☐

(a) a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring the Units, with total assets over $5,000,000;

☐

(b) a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring the Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Units as described in Rule 506(b)(2)(ii) under the Act;.

☐	(c) a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

☐

(d) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

☐	(e) a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended

☐

(f) an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

☐	(g) a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

☐

(h) a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2 (a) (13) of the Securities Act;

☐

(i) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or

☐	(j) an entity in which all of the equity owners are accredited investors.

4. I understand that the Company reserves the right , in its sole discretion, to accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds shall remain in my account with the Clearing Agent, or with the Escrow Agent if applicable.

5. I have received the Offering Circular.

6. I accept the terms of the Certificate of Incorporation of KeyStone Solutions, Inc., including the Series A Cumulative Convertible Redeemable Preferred Stock Certificate of Designations.

7. I am purchasing the Units for my own account.

8. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations the Investor has not waived any right of action the Investor may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia without giving effect to the principles of conflict of laws.

9. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the [                    ] software tools platform and hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company.

You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties.

If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed this      day of              20    .

X

Signature (Investor, or authorized signatory)

Title:

X

Joint Signature (Investor, or authorized signatory)

Title:

SUBSCRIPTION	KeyStone Solutions, Inc.
ACCEPTED	a Delaware corporation
By:
Its:

Dated: